Exhibit 3.34(a)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:30 AM 03/13/2002
020165957 - 3501071

CERTIFICATE OF FORMATION

OF

ST. LOUIS PHARMACEUTICAL SERVICES, LLC

The undersigned natural person of the age of eighteen (18) years or more, being an authorized person under the Delaware Limited Liability Company Act, hereby executes this Certificate of Formation.

1.                                       NAME.  The name of the limited liability company is St. Louis Pharmaceutical Services, LLC.

2.                                       REGISTERED OFFICE.  The address of the limited liability company’s registered office is 1209 Orange Street, Wilmington, Delaware 19801.

3.                                       REGISTERED AGENT.  The name and address of the limited liability company’s registered agent is the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of St. Louis Pharmaceutical Services, LLC this 13 day of March, 2002.

By:	/s/ Phillip H. Watts
Phillip H. Watts
Authorized Person